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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 14, 2006


                                  ULTICOM, INC.

             (Exact name of registrant as specified in its charter)


        NEW JERSEY                      0-30121                   22-2050748

(State or other jurisdiction          (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)


                                1020 Briggs Road,
                            Mount Laurel, New Jersey
                                      08054

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 14, 2006, the Board of Directors (the "Board") of Ulticom, Inc. (the "Company") approved a proposal made by its Corporate Governance and Nominating Committee to revise the compensation currently granted to the Company's outside directors. The proposal was designed to make the Company competitive with members of its peer group in terms of outside director compensation and to enable the Company to attract and retain qualified outside directors.

Pursuant to the revised compensation policy, each outside director would be entitled to an annual retainer of $15,000 and a $1,500 fee for each Board meeting attended. Each outside director would also receive a special stipend of $5,000 per month, commencing as of March 2006 and continuing until the Company becomes current in its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The chairman of each of the Audit Committee and the Compensation Committee would receive an annual retainer of $10,000, the chairman of the Corporate Governance and Nominating Committee would receive an annual retainer of $5,000, and each committee member would receive a $1,000 fee for each committee meeting attended. Additionally, each outside director would receive an initial grant of 8,500 shares of restricted stock. Such grant will be made in accordance with the Company's 2005 Stock Incentive Compensation Plan (the "Plan"), will be valued at fair market value (as defined in the Plan) on the grant date, and will vest one year from the date of the grant. Each outside director will also receive an annual grant of 5,500 shares of restricted stock. Such grant will be made in accordance with the Plan, will be valued at fair market value (as defined in the Plan) on the grant date, and will vest in four tranches at the end of each fiscal quarter. Such grants of restricted stock will occur as soon as reasonably practicable after the Company becomes current with its reporting obligations under the Exchange Act and any necessary amendments to the Plan are implemented.

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

As previously reported, on September 12, 2006, the Company issued a press release announcing sales of $17,115,000 for the second quarter of the 2006 fiscal year ended July 31, 2006, an increase of approximately 14% year-over-year and 9% sequentially. The Company ended the quarter with cash, cash equivalents, and short-term investments of $278,313,000. Looking forward for fiscal year 2006, the Company expects sales of approximately $67 million.

The Company will host a conference call on Tuesday morning September 19, 2006 at 10:00 a.m. (EDT) to discuss selected unaudited results and business trends since the Company's fiscal second quarter ended July 31, 2006. To listen to the call live, dial toll-free 888-603-6873 and provide the conference ID# 7858974. Please dial in at least five minutes prior to the scheduled start time. A web cast of the call, both live and archived, can be accessed via the Investor Events section of Ulticom's web site at www.ulticom.com. A digital replay of the call will be available until midnight on September 26, 2006, and can be accessed by dialing 877-519-4471. When prompted, provide PIN# 7858974 for access.

In accordance with General Instruction B.2. the foregoing information is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information disclosed under Item
2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by a specific reference in such filing.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

In its September 12, 2006 press release, the Company announced that it notified The NASDAQ Stock Market that it will not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006. Accordingly, the Company today received an additional Staff Determination Letter from The NASDAQ Stock Market indicating that the delay in the filing of the Form 10-Q serves as an additional basis for the potential delisting of the Company's securities from NASDAQ, under NASDAQ Marketplace Rule 4310(c)(14).



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On September 18, 2006, the Company announced that the NASDAQ Listing and Hearing
Review Council (the "Listing Council") has called for review and stayed the NASDAQ Listing Qualifications Panel's (the "Panel") August 18, 2006 decision establishing the September 25, 2006 deadline for the Company to file its Form 10-K for the 2005 fiscal year and Form 10-Q for the first quarter of fiscal
2006, as well as any future Panel determinations to suspend the Company's securities from trading pending further action by the Listing Council (the "Stay"). In the Company's original petition to the Listing Council requesting the Stay, the Company requested an additional 60 days from the date of the Listing Council's forthcoming decision to make the filings necessary to demonstrate full compliance with all requirements for continued listing on The NASDAQ Stock Market, including its Form 10-Q for the fiscal quarter ended July 31, 2006. As a result, the Company does not intend to request that the Panel grant it an additional exception for the filing of the Form 10-Q for the fiscal quarter ended July 31, 2006.

The Company intends to make an additional submission to the Listing Council in support of its request for an additional extension of time by the deadline of October 13, 2006 announced earlier today.

There can be no assurance that the outcome of the Listing Council's review will be favorable to the Company or that the Company's securities will remain listed on The NASDAQ Stock Market.

Copies of the Company's press releases are attached as Exhibits 99.1 and 99.2 to this Current Report and are incorporated herein by reference.


Note: This Current Report contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward looking statements include those related to compliance with the NASDAQ Listing Qualifications Panel requirements, the completion of the restatement of the Company's financial statements, the filing of delinquent reports on Form 10-K and Form 10-Q, and the continued listing of the Company's securities on The NASDAQ Stock Market. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, the Company, and should not be considered as an indication of future events or results. Important factors that could cause actual results to differ materially include: the results of the Audit Committee's review of matters relating to the Company's stock option awards, including but not limited to the accuracy of the stated grant dates of option awards and whether proper corporate procedures were followed in connection with such awards; the results of Comverse's review of its stock option awards as applicable to employees of the Company; the impact of any restatement of the financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file required reports with the Securities and Exchange Commission; the risks of dealing with potential claims and proceedings that may be commenced concerning such matters; risks associated with the delisting of the Company's shares from The NASDAQ Stock Market; inability to meet requirements of The NASDAQ Stock Market for continued listing of the Company's shares; risks of litigation and of governmental investigations or proceedings arising out of or related to the Company's stock option grants or any restatement of the financial statements of the Company; risks associated with the development and acceptance of new products and product features; risks associated with the Company's dependence on a limited number of customers for a significant percentage of the Company's revenues; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; aggressive competition may force the Company to reduce prices; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with holding a large proportion of the Company's assets in cash equivalents and short-term investments; risks associated with the Company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the Company's Signalware products; risks associated with future networks not utilizing signaling systems and protocols that the Company's products are designed to support; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of the Company's products with those of equipment manufacturers and application developers and the Company's ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the Company's reliance on a limited number


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of independent manufacturers to manufacture boards for the Company's products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company's intellectual property rights and the inappropriate use by others of the Company's proprietary technology; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All such documents are available through the SEC's website at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

      (d)      EXHIBITS:

                  Exhibit No.                      Description
                  -----------                      -----------
                     99.1      Press Release of Ulticom, Inc., dated September
                               18, 2006
                     99.2      Press Release of Ulticom, Inc., dated September
                               18, 2006











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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ULTICOM, INC.


Date:  September 18, 2006                       By:    /s/  Mark Kissman
                                                    ----------------------------
                                                Name:  Mark Kissman
                                                Title: Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.                                Description
-----------                                -----------
   99.1               Press Release of Ulticom, Inc., dated September 18, 2006
   99.2               Press Release of Ulticom, Inc., dated September 18, 2006